UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          May 12, 2017

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                    ☐

ITEM 5.02.          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Employment Agreement of Patrice Louvet
On May 13, 2017, Ralph Lauren Corporation (the “Company”) entered into an employment agreement with Patrice Louvet, pursuant to which he was appointed as the Company’s President and Chief Executive Officer (the “Louvet Agreement”).  Mr. Louvet, age 52, is joining the Company after having served as the Group President, Global Beauty, of Procter & Gamble Co. (“P&G”) since February 2015. Prior to that role, Mr. Louvet held the position of Group President, Global Grooming (Gillette) at P&G. He also previously served as President of P&G’s Global Prestige business. Before he joined P&G, he served as Naval Officer, Admiral Aide de Camp in the French Navy from 1987 to 1989. Mr. Louvet graduated from École Supérieure de Commerce de Paris and received his M.B.A. from the University of Illinois. Mr. Louvet has served as a member of the board of directors of Bacardi Limited since July 2012.
The term of employment under the Louvet Agreement commences on July 10, 2017 or such date as mutually agreed upon by the parties (the “Louvet Effective Date”) and continues indefinitely unless terminated by one of the parties.
Pursuant to the Louvet Agreement, Mr. Louvet is entitled to an annual base salary of not less than $1,250,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment, including the Company’s Executive Officer Annual Incentive Plan, as amended (“EOAIP”). Under the EOAIP, he has an annual target bonus opportunity of 300% of his fiscal year salary earnings, and a maximum bonus opportunity of 450% of his fiscal year salary earnings, which for the Company’s current fiscal year (fiscal year 2018) will be pro-rated based on the Louvet Effective Date. Pursuant to the Louvet Agreement, and in accordance with the Company’s 2010 Long-Term Stock Incentive Plan, as amended (“2010 LTSIP”), beginning in fiscal year 2018, Mr. Louvet will be granted an annual equity award with a value of $7.5 million, under the terms of the 2010 LTSIP and as approved each year by the Compensation & Organizational Development Committee (the “Compensation Committee”) of the Board of Directors of the Company (the “Board”).  For the Company’s 2018 fiscal year only, Mr. Louvet’s annual equity award will vest based on continued service and the performance goal of cumulative operating margin, as determined by the Compensation Committee, for a three year performance period consisting of fiscal years 2018, 2019, and 2020.
In addition, Mr. Louvet will receive a one-time equity award (“One-Time Award”) under the 2010 LTSIP with a target value of $9,193,000, to be granted on the Louvet Effective Date.  Of this One-Time Award, a target value of $3,366,000 will be in the form of adjusted performance-based restricted stock units (“APRSUs”), a target value of $3,227,000 will be in the form of Performance Shares, and a target value of $2,600,000 will be in the form of time-based Cliff Restricted Stock Units (“Cliff RSUs”).  The APRSUs shall vest based on continued service and achievement of a performance goal equal to 50% of the target set by the Compensation Committee for the Performance-based Restricted Stock Units granted to the Company’s named executive officers in the Company’s 2018 fiscal year.  The Performance Shares shall vest based on continued service and the performance goal of cumulative operating margin, as determined by the Compensation Committee, for a three year performance period consisting of fiscal years 2018, 2019, and 2020.  The Cliff RSUs shall vest in one installment on the fifth anniversary of the grant, subject to continued service.  Mr. Louvet will also receive a cash sign-on bonus of $3,384,888  (“Sign-On Bonus”).   If the Company terminates Mr. Louvet’s employment for Cause, or Mr. Louvet voluntarily terminates his employment without Good Reason (each as defined in the Louvet Agreement), within the first year of employment, Mr. Louvet must repay the Sign-On Bonus to the Company.
The Louvet Agreement also provides that Mr. Louvet will receive an annual education allowance of $30,000 for each of his school-aged children, reimbursement for car service use for travel to or from his office, financial counseling and an annual executive physical.  Mr. Louvet is also eligible to participate in all employee benefit plans and arrangements of the Company for its executives and key management employees.
Pursuant to the Louvet Agreement, if the Company terminates Mr. Louvet’s employment without Cause, or Mr. Louvet voluntarily terminates his employment for Good Reason (each as defined in the Louvet Agreement), he will be entitled to receive 400% of his base salary per year for a severance period equal to two years.  He will also vest in any unvested portion of the One-Time Award, subject to the achievement of performance goals, where applicable.

After five years of employment, Mr. Louvet shall be treated as eligible for early retirement under the Company’s 2010 LTSIP in connection with any termination of employment, other than a termination by the Company for Cause or a resignation by Mr. Louvet without Good Reason.  After seven years of employment, Mr. Louvet shall also be treated as eligible for early retirement if he resigns without Good Reason.
If Mr. Louvet’s employment terminates due to his death or disability, Mr. Louvet will be entitled to receive a pro-rated portion of the bonus for the year of termination based on actual performance for such year, and any outstanding equity awards shall be treated in the manner described above as if his employment was terminated by the Company without Cause.
If the Company terminates Mr. Louvet’s employment without Cause or he terminates his employment for Good Reason, in either case within 12 months following a Change of Control of the Company (as defined in the Louvet Agreement), then Mr. Louvet will be entitled to receive a lump sum amount equal to the total amount of cash severance he would receive if his employment was terminated without Cause. In addition, any outstanding equity awards held by him will immediately vest (such immediate vesting shall also occur should Mr. Louvet’s employment be terminated in contemplation of a Change of Control, and the Change of Control actually occurs). For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved.
Under the Louvet Agreement, the above described amounts and stock awards to be provided are subject to his compliance with certain restrictive covenants. Any amounts due and payable to Mr. Louvet upon termination of his employment will be subject to compliance with Section 409A of the Internal Revenue Code.
 Other than as described herein, there have been no arrangements, understandings or family relationships between the Company and Mr. Louvet reportable under Item 401(b) or (d) of Regulation S-K, and there have been no transactions with respect to Mr. Louvet reportable under Item 404(a) of Regulation S-K.
The foregoing description of the Louvet Agreement is qualified in its entirety by the Louvet Agreement which is attached hereto as Exhibit 10.1.
Election of a Member of the Board of Directors

On May 12, 2017, the Company’s Board elected Mr. Louvet to serve as a Class B director on the Board, effective upon the Louvet Effective Date.  In accordance with the Company’s Amended and Restated Certificate of Incorporation, Mr. Louvet was elected to the Board by the directors who were previously elected by the stockholders of the Company’s Class B common stock, par value $0.01, at the last annual meeting of stockholders of the Company.

Mr. Louvet brings significant leadership and business experience to the Board. His over 25 years in the consumer products industry, with oversight of multiple major global business units, have provided him with a deep understanding of building and growing brands. His position as the Company’s President and Chief Executive Officer will provide our Board with valuable perspective into the issues and opportunities facing the Company. Mr. Louvet’s extensive background in managing internationally renowned prestige brands, along with his substantial experience in driving business transformation and innovation, provides our Board with critical strategic insights into our global business.

ITEM 7.01.          REGULATION FD DISCLOSURE.
Press Release
On May 17, 2017, the Company issued a press release regarding the appointment of Mr. Louvet.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Employment Agreement, dated May 13, 2017, between Ralph Lauren Corporation and Patrice Louvet.

99.1	Press release dated May 17, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: May 17, 2017	By:	/s/ Jane Hamilton Nielsen
Name: Jane Hamilton Nielsen
Title: Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated May 13, 2017, between Ralph Lauren Corporation and Patrice Louvet.

99.1	Press release dated May 17, 2017.